EXHIBIT 16.1
                                                                    ------------




                                           October 6, 2005



Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-7561



Dear Sirs/Madams:

         We have read Item 4.01 of Fedders Corporation's Form 8-K dated October 6, 2005, and have the following comments:

         1. We agree with the statements made in the first, second, third, fourth and sixth paragraphs.

         2. We have no basis on which to agree or disagree with the statements made in the fifth paragraph.


                                           Yours truly,


                                           /s/ DELOITTE & TOUCHE LLP


                                           Parsippany, New Jersey